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                                                                    EXHIBIT 10.5

                             FORM OF PROMISSORY NOTE

                               Due March 31, 2007

                                                                Eagan, Minnesota
$150,000,000                                                        ______, 2002


                  FOR VALUE RECEIVED, PINNACLE AIRLINES CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NWA Inc., a Delaware corporation ("NWA"), or its assignees on March 31, 2007 the principal sum of One Hundred Fifty Million Dollars ($150,000,000), together with interest on the outstanding principal amount hereof at a rate of 4.5% per annum calculated on the basis of a year comprised of twelve 30-day months and 360 days, payable on each March 31, June 30, September 30 and December 31 and at maturity (whether by required prepayment, acceleration, declaration or otherwise) and thereafter on demand. Any portion of the principal amount hereof which is not paid at maturity (as aforesaid) shall thereafter bear interest at a rate of 6.5% per annum until paid.

                  The Borrower shall make prepayments of the outstanding principal amount hereof in the amount of $5,000,000 each on the last business day of each March, June, September and December, commencing June 2002 and continuing through December 2006.

                  In addition, the Borrower (a) shall make prepayments of the outstanding principal amount hereof on the last business day of each month, commencing March 2002 and continuing through February 2007, in an amount equal in the case of each such prepayment to the excess of all cash and cash equivalent investments of the Borrower and its subsidiaries on the date of such prepayment (after giving effect to any prepayment required on such date pursuant to the immediately preceding paragraph) over $40,000,000 and (b) may make voluntary prepayments of the principal amount hereof on any business day in an integral multiple of $100,000. All such prepayments shall be applied against the final principal payment hereof due on March 31, 2007 and thereafter against all prepayments required pursuant to the immediately preceding paragraph of this
Note in the inverse order of the maturity thereof.

                  Both principal and interest are payable in lawful money of the United States of America in immediately available funds to such account of NWA as NWA may notify to Borrower from time to time, free and clear of, and without deduction for or on account of, any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto. Whenever any payment to be made hereunder shall otherwise be due on a day which is not a business day (i.e., a day on which banks are not required or authorized to close in Minneapolis, Minnesota), such
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payment shall be made on the next succeeding such business day and such extension of time shall be included in computing interest in connection with such payment.

                  This Note is the "Note" referred to in, and is issued by the Borrower under, that certain Exchange Agreement, dated as of ________, 2002, between the Borrower and NWA. Upon the occurrence and during the continuance of any event entitling Northwest Airlines, Inc., a Minnesota corporation ("Northwest"), to terminate that certain Airline Services Agreement, dated as of January 1, 2002 (the "Airline Services Agreement"), among the Borrower, Pinnacle Airlines, Inc., a Georgia corporation formerly known as Express Airlines I, Inc. ("Pinnacle"), and Northwest, pursuant to Article X thereof, the principal of and accrued interest on this Note may be declared by NWA to be immediately due and payable.

                  All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                  The Borrower hereby agrees to indemnify the holder hereof against any loss, cost or expense incurred by such holder in connection with the enforcement of any and all rights pertaining to this Note, including, without limitation, all court costs, reasonable attorney's fees and other costs of collection. No delay on the part of the holder hereof in exercising any of its options, powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created. Demand for payment of this Note shall be sufficiently made upon the Borrower by notice given by or on behalf of the holder to the Borrower in the manner set forth in Section 11.07 of the Airlines Services Agreement for notices to Pinnacle.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES.

                                      PINNACLE AIRLINES CORP.

                                      By:________________________________
                                      Name: _____________________________
                                      Title: ____________________________